Exhibit 99.1

AUSTIN, Texas, April 19, 2023 –Atlas Technical Consultants (Atlas), a leading provider of infrastructure and environmental solutions, today announced the completion of its acquisition by GI Partners, a private investment firm, in an all-cash transaction valued at approximately $1.05 billion, including outstanding debt. The agreement to be acquired was previously announced on January 31, 2023 and approved by Atlas stockholders at Atlas’ Special Meeting of Stockholders held on March 29, 2023.

With the completion of the transaction, Atlas stockholders will receive $12.25 per share in cash for each share of Atlas common stock they own, which represents a premium of approximately 124% over Atlas’ unaffected closing share price of $5.47 on January 30, 2023. Atlas’ common stock has ceased trading and will be delisted from Nasdaq.

“We are excited to enter this new chapter for Atlas. Under private ownership and in partnership with GI Partners, we will accelerate growth and drive greater value to our customers while providing continued opportunities for our employees” said CEO L. Joe Boyer.

Advisors

BofA Securities served as exclusive financial advisor to Atlas and Kirkland & Ellis LLP served as Atlas’ legal advisor.

Houlihan Lokey served as exclusive financial advisor to GI Partners and Ropes & Gray LLP acted as GI Partners’ legal advisor.

About Atlas Technical Consultants

Atlas, headquartered in Austin, Texas, is a leading provider of infrastructure and environmental solutions, partnering with clients to improve performance and extend the lifecycle of built and natural infrastructure assets stressed by climate, health, and economic impacts. Atlas became a public company in February 2020 upon the merger with Boxwood Merger Corp., a publicly traded special purpose acquisition company. With 3,500+ employees nationwide, Atlas brings deep technical expertise to public- and private-sector clients, integrating services across four primary disciplines: Environmental (ENV); Testing, Inspection and Certification (TIC); Engineering & Design (E&D); and Program Management/Construction Management, and Quality Management (PCQM).

About GI Partners

Founded in 2001, GI Partners is a private investment firm with over 150 employees and offices in San Francisco, New York, Dallas, Chicago, Greenwich, Scottsdale, and London. The firm has raised more than $40 billion in capital and invests on behalf of leading institutional investors around the world through its private equity, real estate, and data infrastructure strategies. The private equity team invests primarily in companies in the healthcare, services, and software sectors. The real estate team focuses primarily on technology and life sciences properties as well as other specialized types of real estate. The data infrastructure team invests primarily in hard asset infrastructure businesses underpinning the digital economy. For more information, please visit www.gipartners.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding the potential benefits of the acquisition of Atlas by GI Partners (the “transaction”), the combined company’s business and industry, management’s beliefs and certain assumptions made by Atlas and GI Partners, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: Atlas’ ability to realize the anticipated benefits of the transactions as expected, competition, the ability of Atlas to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees, changes adversely affecting the business in which we are engaged, changes in applicable laws or regulations, the possibility that Atlas may be adversely affected by other economic, business, and/or competitive factors and other statements that are not historical facts. These risks, as well as other risks associated with the transaction, are more fully discussed in the definitive proxy statement and the definitive additional materials filed with the Securities and Exchange Commission in connection with the transaction. While the list of factors presented here is, and the list of factors presented in the definitive proxy statement and definitive additional materials are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Atlas’ financial condition, results of operations or liquidity. Atlas does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.